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                                                                    Exhibit 23

Consent of independent public accountants

As independent public accountants, we hereby consent to the incorporation of our report dated December 11, 2000, and to all references to our firm included in this Form 10-K into the Company's previously filed Registration Statements on Form S-3 (File Nos. 333-20371, 333-50423, and 333-53353) and Form S-8 (File Nos.
333-12877, 333-46386, 333-46388, 333-49149, 333-57729, 333-72307, and
333-93911).


Baltimore, Maryland,
December 26, 2000